                     RECEIVABLES LOAN AND SECURITY AGREEMENT


       THIS RECEIVABLES LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of July 10, 1995, is entered into by and between Flexilnternational Software, Inc., a Delaware corporation, with its chief executive offices and principal place of business located at One Research Dr., Shelton, CT 06484 Borrower"), and COMDISCO, INC., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 ("Lender" or sometimes, "Comdisco")

                                    RECITALS

      A. Borrower has requested Lender to make available to Borrower revolving loans in the aggregate outstanding principal amount of up to One Million Five Hundred Thousand DOLLARS ($1,500,000.00).

      B. Lender is willing to make the loans on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

      Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined)

      1.1 "Advances" shall mean the funds provided to Borrower by Lender during the term of this Agreement.

      1.2 "Closing Date" shall mean the date the initial Advance hereunder is made by Lender.

      1.3 "Collateral" shall mean and include all of Borrower's right, title and interest in or to the following types of property, whether now-owned or hereafter-acquired: (a) all Receivables; (b) all of Borrower's rights and remedies as an unpaid vendor or lienor against its customers; (c) all amounts due to Borrower from any Customer, irrespective of whether such amounts have been specifically assigned to Lender; (d) all other presently owned equipment of Borrower which is not now subject to a lien or security interest in favor of another person and equipment (as defined in the UCC) hereafter acquired, the purchase price for which is not financed, and (f) all proceeds of the foregoing types of property, including, without limitation, the proceeds applicable to the insurance referred to in Section 5 hereof.

      1.4 "Customer" shall mean and include each account debtor of obligor in any way obligated on or in connection with any Receivable.

      1.5 "Eligible Receivables" shall mean and include such Receivables which are and at all times continue to be acceptable to Lender, in its sole discretion exercised in good faith, in all respects for purposes of this Agreement. Without limiting Lender's discretion to determine which Receivables are from time to time Eligible Receivables hereunder, in general, a Receivable shall be deemed to be an Eligible Receivable provided:

      (a) the sale of goods, rendition of services, or licensing of Borrower's products, giving rise to such Receivable has been completed;

      (b) no return, rejection or repossession has occurred;

      (c) such goods, services, or licensing of Borrower's products have been finally accepted by the Customer without dispute, offset, defense or counterclaim;

      (d) such Receivable continues to be in full conformity with the representations and warranties made by Borrower to Lender with respect thereto;

      (e) no more than ninety (90) days have elapsed from the invoice date;

      (f) Lender is satisfied in good faith with the creditworthiness of the Customer;

      (g) the Customer is not a subsidiary or an affiliate of Borrower;

      (h) the Customer is located within the United States of America, or the Receivable is supported by a letter of credit acceptable to Lender, in its sole discretion, which letter of credit has been delivered to Lender;

      (i) the Customer is located outside the United States, provided that the Receivable is collectible in U.S. Dollars ($), and provided further that the Customer's United States subsidiary or affiliate is a party to the contract and is jointly and severally liable with Customer to the contract giving rise to the Receivable;

      (j) the Receivable is not evidenced by "chattel paper" (as defined in the UCC) or an "instrument" (as defined in the UCC) of any kind;

      (k) the Receivable does not arise from a retail purchase of goods made primarily for the Customer's personal, family or household purposes;

      (l) the Receivable is for Base Payments (as that term is used in the Melson Agreement) owing under a Software License and Distribution Agreement, dated as of December 30, 1994, between Borrower and Melson Technologies, Inc., ("Melson"), as hereafter amended, supplemented, or modified. At the Closing Date, Eligible Receivables for purposes of this subparagraph (1) shall equal $240,000 plus the present value at the Interest rate set forth in Section 2.2, of $60,000. The Eligible Receivable shall decrease each month by the amount of the Base Payments collected by Borrower. Other payments, such as Royalty Payments and Annual Support Fees (those terms are used in the Melson Agreement), shall be determined by Lender to be Eligible in accordance with the other subparagraphs of this Subsection 1.5.

      1.6 "Formula Amount" shall mean an amount el to the lesser of (i) 75% of Eligible Receivables or (ii) One Million Five Hundred Thousand DOLLARS ($1,500,000.00), in each case minus such reserves as Lender, in its reasonable credit judgement, determines should be established from time to time.

      1.7 "Loan Documents" shall mean and include this Agreement, the Note, and any other documents executed in connection with the Agreement or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

      1.8 "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Obligations.

      1.9 "Net Amount of Eligible Receivables" shall mean and include the gross amount of Eligible Receivables, minus sales, excise or similar taxes with respect to such Eligible Receivables, and minus returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Receivables.

      1.10 "Note" shall mean the Secured Promissory Note in the form attached as Exhibit A hereto, as the same may from time to time be amended, modified, supplemented or restated.

      1.11 "Obligations" shall mean all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under this Agreement, the Note, or any of the other Loan Documents, whether or not evidenced by any note, agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated. The Obligations shall not include the Warrant Agreement or any of the other Agreements between Borrower and lender with respect to Borrower's $1,000,000 subordinated note, the warrant agreement in connection therewith for Series B Preferred Stock, or Master Lease Agreement or the warrant agreement in connection therewith.

      1.12 "Payment Due Date" shall mean the first day of each calendar month.

      1.13 "Receivables" shall mean and include all amounts owing to Borrower and rights to payment of Borrower, which arise from Borrower's sale of goods, provision of services, or license of products to customers including accounts, instruments, documents, and chattel paper, to the extent they arise from such accounts, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

      1.14 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

      1.15 "Warrant Agreement" shall mean the agreement of even date herewith pursuant to which Borrower granted Lender the right to purchase that number of shares of Series B Convertible Preferred Stock of Borrower as more particularly set forth therein.

SECTION 2.  THE LOANS

      2.1 Maximum Amount. Subject to the terms and conditions. of this Agreement, Lender will make Advances to Borrower from time to time, up to a maximum principal amount at any time outstanding equal to the Formula Amount at such time.

      2.2 Interest. Interest shall be computed based upon the daily amount of the outstanding Advances during each month, for each day during each month at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate published in the "Money Rates" column of The Wall Street Journal (the "Prime Rate") on the Closing Date. All such interest shall be due and payable in advance, on the first day of each month.

Notwithstanding any provision in this Agreement, the Note, or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate") . In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Advances or under this Agreement, the Note, or any other Loan Document exceeds the Maximum Rate, then at Lender's option, such amount shall either be applied as a credit against any then unpaid amounts of principal, fees, and costs due hereunder or (if all principal, fees, and costs have been fully repaid) refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

      2.3 Calculation of Formula Amount. At least five (5) business days prior to the Closing Date, Borrower shall provide Lender with Borrower's printout of its accounts receivable, showing the name and address of the account Debtor, the amount owed and the number of days each amount has been outstanding (as "A/R Printout"), showing Borrower's accounts receivables as of the last day of the month immediately preceding the Closing Date, to be used by Lender to calculate the Eligible Receivables and the Formula Amount as of the Closing Date. Thereafter, by the fifteenth (15th) day of each month, Borrower shall provide Lender with Borrower's Printout showing Borrower's accounts receivables as of the last day of the immediately preceding month, to be used by Lender to calculate the Eligible Receivables and the Formula Amount as of the first day of the following month.

      2.4 Making of Advances. On the Closing Date and the first day of each month following Lender's receipt of an A/R Printout, if requested by Borrower in writing received by Lender no later than 5:00 p.m. Central Standard Time on such date and so long as no Event of Default (or event which with the passage of time, the giving of notice, or both, would become an Event of Default) has occurred and is then continuing, Lender will make Advances so long as the aggregate outstanding amount of all Advances would not exceed the Formula Amount as of such date. Advances may be requested by Borrower and shall be made by Lender only in increments of $5,000.00 or an integral multiple thereof; provided, that if the unadvanced portion of the Formula Amount is less than $5,000.00, Borrower may request and Lender shall make an advance equal to the highest integral multiple of $5,000.00 that does not exceed such unadvanced portion of the Formula Amount. Each request by Borrower for an Advance and Borrower's acceptance of the proceeds of each Advance shall each be deemed to be a representation and warranty by Borrower that all of the representations and warranties made by Borrower under this Agreement are true and correct and that no Event of Default (or event which with the passage of time, the giving of notice, or both, would become an Event of Default) has occurred and is continuing as of the date of the requested Advance.

      2.5 Adjustment of Outstanding Advances. Lender may adjust the amount of outstanding Advances on a monthly basis, based upon the current level of Borrower's Eligible Receivables. If the outstanding amount of the Advances is in excess of the Formula Amount at any Payment Due Date, Lender may require Borrower to repay to Lender the amount of the outstanding Advances in excess of the Formula Amount, in addition to the payment of interest or any other Obligations that are due on such Payment Due Date.

      2.6 Term. On the date that is twelve (12) months from the Closing Date, Lender's obligation to make any further Advances hereunder shall terminate, and Borrower shall pay to Lender the full amount of the outstanding Advances, plus any accrued interest and other outstanding Obligations hereunder.

      2.7 Facility Fee. On the Closing Date, Borrower shall pay to Lender a facility fee of $22,500.00 (the "Facility Fee") . The Facility Fee shall be fully earned and nonrefundable on the Closing Date, and shall be paid out of the initial Advance. All Commitment Fees paid by Borrower to Lender pursuant to the May 4, 1995 Receivables Financing Proposal shall be credited toward this Facility Fee.

      2.8 Administrative Expenses. (a) Borrower shall reimburse Lender promptly upon invoice by Lender tb Borrower for all of Lender's reasonable out-of-pocket expenses consistent with Borrower's travel policy, for transportation, lodging, meals and all administrative expenses incurred in connection with the audit of this Agreement, up to a maximum of $2,500 per visit, for payment of Lender or Lender's representative.

      (b) In the event of Borrower's default, the limitation on professional fees referred to in the previous paragraph shall not apply where incurred in enforcement of this Agreement.

      2.9 Prepayment of Principal. Borrower may prepay the outstanding principal amount of the Advances, as of any Payment Due Date after the date hereof, without penalty or premium by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount as of the date of such prepayment.

      2.10 Performance on Business Days. If any Advance, interest, fee or other payment under this Agreement, the Note or any of the other Loan Documents is to be made or is due on a day that is not a business day, then such Advance, interest, fee or other payment shall be made or due on the first business day thereafter.

SECTION 3.  COLLATERAL AND SECURITY INTEREST

      As security for the payment of all Obligations, Borrower hereby assigns to Lender, and grants to Lender a first priority security interest in, all of Borrower's right, title, and interest in and to the Collateral.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BORROWER

      Borrower represents and warrants to Lender, and agrees with Lender, that:

      4.1 Borrower owns all right, title or interest in and to the Collateral free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of Lender therein.

      4.2 Borrower has the full power and authority to, and does hereby grant and convey to Lender, a valid first priority security interest in the Collateral as security for the Obligations. No other lien, security interest, adverse claim or encumbrance has been created by Borrower, is known by Borrower to exist with respect to any Collateral, or will be crated by Borrower so long as any Obligations are outstanding (except as set forth in Subsection 6.4 in favor of the Connecticut Development Authority).

      4.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions where the property owned or the business transacted by it make such qualifications necessary.

      4.4 Borrower's execution, delivery and performance of the Note, this Agreement, the financing statements, and all other Loan Documents required to be delivered or executed in connection herewith have been duly authorized by all necessary corporate action of Borrower; the individual or individuals executing the Loan Documents were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

      4.5 All of the equipment which is part of the Collateral is personal property and as used by Borrower is not and will not become fixtures under applicable law.

      4.6 This Agreement and the other Loan Documents do not and will not violate any provisions of Borrower's articles or certificate of incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

      4.7 The execution, delivery and performance of this Agreement and the other Loan Documents does not require the consent or approval of any other person or entity, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

      4.8 No event which has occurred, which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5.  INSURANCE

      5.1 So long as there are any Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the portion of the Collateral which is tangible property and Borrower's business, covering casualty, hazard and such other property risks customarily insured against in Borrower's line of business if commercially available. In the event that insurance is not commercially available, Borrower shall insure the Equipment for the maximum amount commercially available and indemnify Lender for the difference between the amount paid by such insurance and the casualty loss. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee or additional insured, as appropriate with respect to the tangible personal property constituting a portion of the collateral. All policies evidencing insurance for which lender is named as a loss payee shall provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration, and shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

      5.2 Borrower hereby indemnifies Lender, its agents and shareholders from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the Collateral except to the extent such claims, costs, expenses, damages and liabilities are caused by Lender's gross negligence or willful misconduct.

SECTION 6.  COVENANTS OF BORROWER

      Borrower covenants and agrees as follows at all times while any of the Obligations remain outstanding:

      6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

      (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, accompanied by reports detailing (i) list of contracts signed listing the licensed products, other products and services, and the associated amounts due as of the end of such month, (ii) financial statements as prepared for the Board of Directors, on a departmental basis, derived from the general ledger and (iii) material contingencies (including the commencement of any material litigation by or against Borrower provided that the details of such disclosure shall not abrogate the attorney client privilege), all of which shall be certified by Borrower's Chief Executive Officer, or President, or Chief Financial Officer to be true and correct;

      (b) as soon as practicable (and in any event within one hundred fifty
(150) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a nationally recognized firm of independent certified public accountants selected by Borrower, accompanied by any management report from such accountants;

      (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

      (d) promptly, any additional information, financial or otherwise as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

      6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at such reasonable times during normal business hours as are mutually convenient to Borrower and Lender, subject to Borrower's operational and security requirements. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records at a mutually convenient time.

      6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, and take all further action that may be necessary or desirable, or that Lender may request, to confirm, perfect, preserve and protect the security reasonable interests intended to be granted hereby. Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower to the extent reasonably necessary to perfect the security interests granted in the Collateral, provided the Lender promptly notifies Borrower in writing of such filings and delivers copies of such filings to Borrower within a reasonable time. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any instrument or chattel paper, such instrument or chattel paper, shall be duly endorsed in a manner satisfactory to Lender and delivered to Lender promptly upon Borrower's receipt thereof, if so requested by Lender.

      6.4 Borrower shall protect and defend Borrower's title as well as the interest of Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender) and shall give Lender immediate written notice thereof. Notwithstanding the foregoing, Lender acknowledges that Borrower may place a second lien on the Receivables component of the Collateral subordinate to this Agreement, in favor of Connecticut Development Authority for a Convertible Loan.

      6.5 Borrower shall not, without Lender's prior written consent, grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, compromises, discussions or settlements made by borrower in the ordinary course of business of Borrower consistent with past practices or such other commercially reasonable practices as determined in good faith by Borrower. In no event shall any such extensions of time, settlements, or the like convert an otherwise ineligible Receivable into an Eligible Receivable.

      6.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its equipment and fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

      6.7 Borrower shall not merge or consolidate with any other entity; nor acquire all or any substantial part of the property of any other person or entity without Lender's prior written consent, which consent shall not be unreasonably withheld. Lender shall not withhold its consent to a merger where Borrower is a surviving entity of a majority interest, provided that in any such case in which Borrower is not the surviving entity, such entity's financial strength is at least a Moody Bond rating of BAA or better or annual earnings are in excess of ten times the remaining loan payments.

      6.8 Borrower shall not relocate any item of the Collateral, unless twenty
(20) days prior to such relocation, Borrower shall first have notified Lender in writing of such proposed relocation and cause to be filed and/or delivered to Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the first priority perfected security interest of Lender in the Collateral. Any relocation shall be limited to within the continental United States.

SECTION 7.  RIGHTS OF LENDER; COLLECTION OF ACCOUNTS

      7.1 Notwithstanding anything contained in this Agreement to the contrary, Borrower expressly agrees that it shall remain liable with respect to all of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder or with respect thereto, and that it shall perform all of its duties and obligations thereunder or with respect thereto, all in accordance with and pursuant to the terms and provisions applicable thereto, unless contested in good faith. Lender shall not have any obligation or liability under or with respect to any Collateral by reason of or arising out of this Agreement or the granting to Lender of a security interest therein or the receipt by Lender of any payment relating to any Collateral pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or with respect to any Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under or with respect to any Collateral, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      7.2 Lender authorizes Borrower to collect its Receivables, provided that Lender may, upon the occurrence and during the continuation of any Event of Default, limit or terminate said authority at any time. If required by Lender at any time during the continuation of any Event of Default, any proceeds, when first collected by Borrower, received in payment of any such Receivables or in payment for or on account of any of other Collateral shall be promptly delivered by Borrower to Lender in precisely the form received (with all necessary endorsements) and until so turned over shall be deemed to be held in trust by Borrower for and as Lender's property, on behalf and for the benefit of Lender, and shall not be commingled with

Borrower's other funds or properties. Such proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, Lender may, in its sole discretion, apply all or a part of the funds on deposit in any account maintained by Lender to hold proceeds of Collateral to the payment of any of the Obligations in accordance with the provisions of Section 11, below, and any part of such funds which Lender elects not so to apply and deems not required as collateral security for the Obligations shall be paid over by Lender to Borrower.

      7.3 Lender may upon the occurrence and during the continuation of any Event of Default, after first notifying Borrower of its intention to do so, notify Customers of Borrower in a form reasonably satisfactory to Borrower that the Receivables have been assigned to Lender, and that payments shall be made directly to Lender. Upon the request of Lender, Borrower is given five (5) business days to notify such Customers. Lender may, at any time, in Borrower's name, or in the name of it's accountants, communicate with such Customers to verify with such parties, to Lender's satisfaction, the existence, amount and terms of any such Receivables.

SECTION 8.  LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT

      8.1 Subject to Subsection 8.2 below, Borrower hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time at Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower to do the following:

            (a) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Borrower, in its own name or otherwise, to take possession of, endorse and collect any checks, drafts, note, acceptances or other instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable;

            (b) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums there for and the costs thereof, which actions shall be for the benefit of Lender and not Borrower; and

            (c) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Lender or as Lender shall direct,
      (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral,
      (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other instruments and documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Borrower with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate, and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which Lender may reasonably deem necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

      8.2 Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Lender pursuant to this Section 8. The power of attorney granted pursuant to this Section 8 is a power coupled with an interest and shall be irrevocable until the Obligations are completely and indefeasibly paid and performed in full and Lender's obligations to make any further Advances is terminated.

      8.3 The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

      8.4 If Borrower fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys' fees and costs, of Lender incurred in connection with such performance or compliance, together with interest thereon at the Maximum Rate, shall be payable by Borrower to Lender within three (3) business days of demand and shall constitute Obligations secured hereby.

SECTION 9.  CONDITIONS PRECEDENT TO CLOSING

      The obligation of Lender to fund the initial Advance shall be subject to satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

      9.1 Document Delivery. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

            (a) executed originals of this Agreement, the Note, the Warrant and all other Loan Documents;

            (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

            (c) certified copies of the Articles or Charter, and the Bylaws, of Borrower;

            (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

            (e) an opinion of counsel in the form attached as Exhibit B hereto;


            (f) an incumbency certificate regarding Borrower's officers;

            (g) payment of the Facility Fee (Lender acknowledges that prior to the date hereof Borrower has delivered to Lender a Commitment Fee in the amount of Two Thousand Five Hundred Dollars ($2,500.00), which amount shall be applied on the Closing Date towards payment of the Facility Fee);

            (h) Borrower's written instructions to Lender regarding the manner of disbursement of the initial Advance, which must be reasonably satisfactory to Lender; and

            (i) such other documents as Lender may reasonably request.

            (j) Accounts Receivable list of Aging.

            (k) Borrower's travel expense reimbursement policy.

      9.2 Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions as Lender shall have reasonably requested in such a manner so that Lender has a valid and perfected security interest in all of the Collateral. Such actions shall include, without limitation, the delivery to Lender of executed financing statements, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in the Collateral.

      9.3 Absence of Events of Default. As of the Closing Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default.

SECTION 10.  DEFAULT

      The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note and other Loan Documents:

      10.1 Borrower defaults in the payment of any principal, interest or other Obligation involving the payment of money under this Agreement, the Note or any of the other Loan Documents, arid such default continues for more than five (5) business days after the due date thereof; or

      10.2 Borrower defaults in the performance of any other Obligation of Borrower hereunder or under the Note or any of the other Loan Documents, and such default continues for more than ten (10) business days after bender has given written notice of such default to Borrower; or

      10.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

      10.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

      10.5 Thirty (30) days shall have expired after the commencement of an action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

      10.6 Thirty (30) days shall have expired after the appointment without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

      10.7 The occurrence of an event of default under any other promissory note, agreement for borrowed money, any lease or other agreement between Borrower and Lender which has not been cured within any applicable grace period after written notice of such default; or

      10.8 The occurrence of any event of default under any agreement of Borrower for borrowed money in an amount in excess of $250,000 which occurrence has resulted in the acceleration of the maturity of such obligation. The entry of a judgment against Borrower in excess of $500,000 or if not for a monetary amount the entry of which that would have a Material Adverse Effect, which in either case has not been bonded or stayed pending appeal within ten (10) business days.

SECTION 11.  REMEDIES

      11.1 Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Note Default of the type described in Subsections 10.4 or 10.5, the and all of the other Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note and all other outstanding Obligations shall become immediately due and payable, and Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral. Lender may impose upon Borrower, as additional Obligations hereunder (a) a late fee of 5% of the overdue amount for the each month (or any portion thereof) such amounts remain unpaid, and (b) reimbursement for all reasonable costs and expenses, including reasonable attorneys' fees and reasonable legal expenses incurred by Lender in exercising such rights and remedies, including, without limitation, receiving and collecting Collateral from Customers.

      11.2 Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

            (a) First, to Lender in an amount sufficient to pay in full lender's costs in connection with such sale, custody, preservation, disposition or other realization;

            (b) Second, to Lender in an amount equal to the then unpaid amount of the Obligations; and

            (c) Finally, upon payment in full of all of the Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

      11.3 Lender shall be deemed to have acted reasonably in the custody and preservation of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.

      11.4 Additional Warrant Coverage: If for any reason Borrower fails to pay all principal owed under this Agreement as required, then the Warrant coverage of Nine Percent (9%) shall automatically be modified and increased, and Borrower shall grant to Lender additional Warrants as follows. Effective as of the first day of the thirteenth (13th) month, and including the 13th month, and for each additional month, or portion thereof, thereafter that the principal is not repaid, the Borrower shall grant to the Lender an additional number of Warrants to purchase shares of Series B Preferred Stock, pursuant to the same terms and conditions as the Warrant Agreement between the parties dated June 30, 1995, equal to 0.5% for each month, of the greater of $1,000,000 or the unpaid Principal balance, unless otherwise agreed in writing by Lender at Lender's sole discretion. At the twenty-fourth (24th) month, the warrant coverage shall increase to One Percent (1%) per month of the greater of $1,000,000 or the unpaid Principal balance, and Borrower's obligation to grant

Warrants to Lender shall accrue and continue at this rate for each corresponding month until such time as the principal is repaid in full.

SECTION 12.  MISCELLANEOUS

      12.1 Continuation of Security Interest. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender.

      12.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.3 Notice. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

            (a)   If to Lender:

                  COMDISCO, INC.
                  Legal Department
                  Attention:
                  6111 North River Road
                  Rosemont, IL 60018
                  Facsimile:  708 518-5088

                  With a copy to:

                  COMDISCO INC./VENTURE GROUP
                  Attention:  James Labe
                  6111 North River Road
                  Rosemont, IL 60018
                  Facsimile:

            (b)   If to Borrower:
                  FlexiInternational Software, Inc.
                  One Research Drive
                  Shelton, CT 06484
                  Attention:  President Jennifer V. Cheng

                  With a copy to:

                  Brian A. Marks, Ph.D.
                  Hale and Dorr
                  60 State Street
                  Boston, MA 02109
                  Attn:  John K.P. Stone
                  Facsimile:

or to such other address as each party may designate for itself by like notice.

      12.4 Entire Agreement; Amendments. This Agreement, the Note, and the other Loan Documents, and the Warrant Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated May 4, 1994) and, all of which are merged herein and therein. None of the terms of this Agreement, the Note or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

      12.5 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      12.6 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

      12.7 Survival. All agreements, representations and warranties contained in this Agreement, the Note, and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

      12.8 Successor and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note or any of the other Loan Documents without Lender's express written consent or as otherwise permitted by Section 6.9, above, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or indorse its rights hereunder and under the other Loan Documents to a Permitted Assignee without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns. For purposes of this Section 12.8 Permitted Assignee shall mean any state or federal chartered bank with a net worth and/or capital and surplus of at least 500,000,000. In no event may Permitted Assignee include a person or entity that competes directly with the business of Borrower.

      12.9 Further Indemnification. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      12.10 GOVERNING LAW. This Agreement and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Obligations is due in the State of Illinois. This Loan Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

      12.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or-venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note and the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Subsection 12.3, above and shall be deemed effective and received as set forth in Subsection 12.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

      12.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement or any other Loan Document, specific performance, or any equitable or legal relief of any kind.

      12.13 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

      12.14 Confidentiality and Non-Disclosure. Lender and Borrower hereby incorporate the terms and conditions of the Confidentiality and Non-Disclosure Agreement entered into by the parties on June 13, 1994.

      IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Agreement as of the day and year first above written.


BORROWER                                   FLEXIINTERNATIONAL SOFTWARE, INC.


                                           Signature:   /s/ Stefan R. Bothe
                                                        ----------------------

                                           Print Name:   Stefan R. Bothe
                                                       -----------------------

                                           Title:                 CEO
                                                  ----------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:

LENDER
                                           COMDISCO, INC.


                                           Signature:
                                                      ------------------------

                                           Print Name:
                                                      ------------------------
                                           Title:
                                                  ----------------------------

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

$1,500,000.00                                                    July 10, 1995

      FOR VALUE RECEIVED, FlexiInternational, a Delaware corporation ("Borrower"), hereby promises to pay to the order of COMDISCO, INC., a Delaware corporation ("Lender"), at P.O. Box 91744, Chicago, Illinois 60693, or at such other place of payment as the holder of this Secured Promissory Note (this Note") may specify from time to time in writing, in lawful money of the United States of America, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), or such lesser principal amount as may be outstanding from time to time (the "Loan"), together with interest on the unpaid principal balance of this Note outstanding from time to time at the rate provided in the Loan Agreement (as defined below).

      This Note is the Note referred to in, and is executed and delivered in connection with, that certain Receivables Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

      The principal amount of this Note shall be payable in the amounts and on the dates specified in the Loan Agreement. Interest on the outstanding principal amount shall be paid until such principal amount is paid in full, at such times and on such dates as are specified in the Loan Agreement.

      Upon and after the occurrence of an Event of Default, all unpaid principal, accrued interest, costs, and other amounts owing hereunder shall, at the option of Lender, be immediately due and payable in full.

      Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

      This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

BORROWER

FLEXIINTERNATIONAL SOFTWARE, INC.


Signature:   /s/ Stefan R. Bothe
             ----------------------------
Print Name:  Stefan R. Bothe
             ----------------------------
Title:       CEO
       ----------------------------------


ACCEPTED IN ROSEMONT, ILLINOIS

COMDISCO, INC.


Signature:   /s/ Jill Hanses
             ----------------------------
Print Name:  Jill Hanses
            -----------------------------
Title:
       ----------------------------------